Exhibit 10.1
                                                                    ------------
                                      ALPHA
                            ASSET PURCHASE AGREEMENT
                              --------------------

                  This Asset Purchase Agreement (the "Agreement"), dated this 8th day of November, 1998, among CHEQUEMATE INTERNATIONAL, INC., a Utah corporation ("Chequemate") doing business as C-3D Digital, Inc.; Chequemate's wholly owned subsidiary Chequemate Technologies, Inc., a Utah corporation ("Buyer"), COAST COMMUNICATIONS, INC., a Nevada corporation, doing business in Arizona as ALPHA BROADCASTING COMMUNICATIONS ("Seller"); Ernest McKay; and Paul LaBarre. Ernest McKay and Paul LaBarre are the sole shareholders of the Seller and are hereafter collectively referred to as the "Shareholders". Seller and Shareholders are sometimes collectively referred to in this Agreement as "Selling Parties."

                                   WITNESSETH:

                  WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, certain assets and business of Seller;

                  THEREFORE,   in   consideration   of  the  mutual   covenants,
agreements, representations and warranties contained in this Agreement, the parties agree as follows:

ARTICLE 1.        TRANSFER OF ASSETS
                  ------------------
                  Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller at the Closing described in Article 3 hereof, all of the assets, properties and business of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, and wherever located (but excluding any assets specifically excluded in the following Sections of this Article 1), all of which are sometimes collectively referred to in this Agreement as the "Assets," including, but without limitation to, the following:

                  1.1 Contracts. All of the contracts and contract rights related to these agreements for pay-per-view and cable services to hotel/lodging


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rooms, which agreements are listed in SCHEDULE 1.1 attached hereto  (hereinafter referred to as the "Contracts").

                  1.2 Equipment. All the machinery, tools, appliances, furniture, equipment (including essential replacement parts) and other tangible personal property of every kind and description wherever they may be located that are owned or leased by Seller, and are utilized in connection with Seller's operations, a current list of which is attached hereto as Schedule 1.2 (hereinafter referred to collectively as the "Equipment"). At the Closing, Seller shall deliver to Buyer the equipment as set forth in Schedule 1.2, or appropriate documents transferring the ownership of the Equipment, free of any claim or encumbrance. Good and marketable title to all such equipment shall be transferred on delivery, free and clear of any encumbrances;

                  1.3 Intangibles. All trade names (including "Alpha Broadcasting Communications"), trademarks, service marks, copyrights, patents, patent rights, trade secrets, technical know-how, goodwill and other intangibles (including (i) tort or insurance proceeds arising out of any damage or destruction of any of the Assets between the date of this Agreement and the Closing Date (as hereinafter defined); (ii) all contracts to be assumed by Buyer pursuant to Article 4 used by Seller in (or owned by Seller and useful in) the operation of the business, but excluding accounts receivable, accounts payable, contracts not assumed by Buyer pursuant to Article 4, bank accounts, and tax deposits;

                  1.4 Books and records. All papers and records in Seller's care, custody or control relating to any or all of the above-described Assets and the operation thereof, including, but not limited to, all blueprints and specifications, personnel and labor relations records, environmental control records, sales records, accounting and financial records, maintenance and production records; and

                  1.5 Other Assets. All product rights in the equipment and all improvements thereon. All prepaid expenses relating to any of the Assets and the operation of Seller's business sold pursuant to this Agreement.

ARTICLE 2.  PURCHASE PRICE
            --------------
                  2.1 Payment of Purchase Price. In consideration for the transfer and assignment by Seller of the Assets, and in consideration of the representations, warranties and covenants of the Selling Parties set forth herein, Chequemate and Buyer on the conditions set forth herein and subject to the provisions in Article 9 state that:


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                  (a) Chequemate  shall issue  250,000  shares  of  Chequemate's restricted common stock ( hereinafter referred to as the "Shares") to the Seller at the time of Closing.

                  (b) The Buyer shall pay to the Seller the sum of $60,000.00 in cash at the time of the closing.

                  (c) The Buyer shall pay the Seller, each month for the 18 months following the Closing, an amount equal to the monthly interest on the outstanding balance of the purchase price ($440,000.00). The Buyer and the Seller agree that the annual rate of interest on the outstanding balance of the purchase price shall be ten percent (10%).

                  (d) The Buyer shall pay the Seller the sum of $440,000.00 18 months after the Closing. This payment shall be the final payoff of the purchase price by the Buyer.

                  (e) Buyer shall assume and discharge, and shall indemnify Seller against, liabilities and obligations of the Seller under the contracts or other agreements, if any as specified on SCHEDULE 4, but only to the extent that such liabilities or obligations accrue on or after the Closing Date.

ARTICLE 3.  THE CLOSING
            -----------
                  The closing of the purchase and sale of the Assets by Seller to Buyer (the "Closing") shall take place at the offices of Bruce L. Dibb, attorney at law, which are located at 3ll South State Street, Suite 380, Salt Lake City, Utah, at 10:00 a.m. local time, on Tuesday, December 1, 1998, or at such other place and/or time as the parties may agree in writing (the "Closing Date"). In the event that the conditions specified in this Agreement have not been fulfilled by such date, Buyer may extend the Closing Date for a period or periods not exceeding an aggregate of 30 days by giving written notice to the Selling Parties.

                  Chequemate shall perform its due diligence inspection of Alpha Broadcasting Communications; equipment, properties, contracts and all other items reasonably necessary to complete the inspection on or before the Closing Date of closing set forth above.

                  3.1  Selling  Parties'  Obligations  at  the  Closing.  At the

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Closing, Selling Parties shall deliver or cause to be delivered to Buyer:

                  (a) instruments of assignment and transfer of all of the Assets of Seller to be transferred hereunder, in form and substance satisfactory to Buyer's counsel;

                  (b) instruments of assignment and transfer of all contracts being transferred by seller to buyer as outlined in SCHEDULE 1.1.

                  (c) the UCC search reports referred to in paragraph 9.2 hereof; and

                  (d) the certificate of the President or Secretary of the Seller confirming that proper minutes and resolutions of the Seller's Board of Directors and Shareholders have been secured prior to the Closing whereby the sale of the Assets has been approved.

                  Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, shall put Buyer into full possession and enjoyment of all the Assets to be conveyed and transferred by this Agreement.

                  Selling Parties, at any time before or after the closing Date, shall execute, acknowledge, and deliver any further assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Buyer and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying and confirming to Buyer, or reducing to possession, any or all property and assets to be conveyed and transferred by this Agreement. If requested by Buyer, Selling Parties further agree to prosecute or otherwise enforce in their own names for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in either of the Selling Parties' name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by Selling Parties.

                  3.2 Buyer's Obligations at Closing. Subject to the provision of Article 9, at the Closing, Buyer shall deliver to Seller the following instruments and documents against delivery of the items specified in Section 3.1:

                  (a) a Chequemate stock certificate issued in the name of Coast Communications, Inc. for 250,000 shares of restricted common stock; and

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                  (b) the certificate of the President or Secretary of the Buyer confirming that proper minutes and resolutions of the Buyer's Board of Directors have been secured prior to the Closing whereby the purchase of the Assets has been approved.




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ARTICLE 4.  ASSUMPTION OF LIABILITIES
            -------------------------
                  Buyer is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent, except as herein specifically otherwise provided. Selling Parties agree to indemnify and hold Buyer harmless against all debts, claims, liabilities and obligations of Seller not expressly assumed by Buyer hereunder, and to pay any and all attorneys' fees and legal costs incurred by Buyer, its successors and assigns in connection therewith. Buyer shall have the benefit of and shall perform all contracts and commitments, if any, specifically disclosed in SCHEDULE 1.1, in accordance with the terms and conditions thereof, except to the extent modifications are specifically disclosed on such SCHEDULE 1.1.

ARTICLE 5.  EXCISE AND PROPERTY TAXES
            -------------------------
                  Seller shall pay all sales, use and transfer taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of state and local personal property taxes of the business. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or for any taxes of any kind related to any period before the Closing Date.

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES
            -------------------------------------------------
                  Selling Parties, jointly and severally, hereby represent and warrant to Buyer that the following facts and circumstances are, and except as contemplated hereby, at all times up to the Closing Date will be true and correct, and hereby acknowledge that such facts and circumstances constitute the basis upon which Buyer is induced to enter into and perform this Agreement. Each warranty set forth in this Article 6 shall survive the Closing and any investigation made by or on behalf of Buyer.

                  6.1 Organization, Good Standing and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to transact interstate business and is in good standing in all jurisdictions in which the nature of its business or of its properties makes such qualification necessary. Coast Communications, Inc. is validly authorized to conduct business as Alpha Broadcasting Communications in the states of Arizona, California, Nevada and New Mexico.

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                  6.2  Capital  Structure.  The  authorized  number of shares of
Seller is 2.5 million, all of one class, of which 2.5 million shares (the "Shares") are issued and outstanding, all of which are owned of record and beneficially by the Shareholders. All the Shares are validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Seller to issue or to transfer from treasury any additional shares.

                  6.3 Financial Statements. SCHEDULE 6.3 to this Agreement sets forth the unaudited balance sheet of Seller as of November 1, 1998 for the period of January 1, 1999 until such date, as compiled by Seller. The balance sheet in SCHEDULE 6.3 is referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Seller throughout the periods indicated, and fairly present the financial position of Seller as of the date of the balance sheet included in the Financial Statements.

                  6.4 Absence of Specified Changes. Since the November 1, 1998 date of the Financial Statements, there has not been any:

                  (a) transaction by Seller except in the ordinary course of business as conducted on that date;

                  (b) capital expenditure by Seller exceeding $10,000.00;

                  (c) material  adverse  change  in  the  financial   condition,
          liabilities, assets, business or prospects of Seller;

                  (d) destruction, damage to, or loss of any assets of Seller (whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of Seller;

                  (e) labor trouble or other event or condition of any character materially and adversely affecting the financial condition, business, assets or prospects of Seller;

                  (f) change in  accounting  methods  or  practices  (including,
          without  limitation,   any  change  in  depreciation  or  amortization
          policies or rates) by Seller;

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                  (g)  revaluation by Seller of any of its assets;

                  (h) sale or transfer of any asset of Seller, except in the ordinary course of business;

                  (i) execution, creation, amendment or termination of any contract, agreement or license to which Seller is a party;


                  (j) loan by Seller to any person or entity, or guaranty by Seller of any loan;

                  (k) waiver or release of any right or claim of Seller, except in the ordinary course of business;

                  (l) mortgage, pledge or other encumbrance of any asset of Seller;

                  (m) other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of Seller; or

                  (n) agreement by Seller to do any of the things described in the preceding clauses (a) through (m).

                  6.5 Tax Returns and Audits. Within the times and in the manner prescribed by law, Seller has filed all domestic and foreign, federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Seller.

                  6.6 Inventories. No items included in the Seller's inventories have been pledged as collateral or are held by the Seller on consignment from others.

                  6.7 Other Tangible Personal Property. The Equipment described in Section 1.2 and SCHEDULE 1.2 of this Agreement constitutes all the items of tangible personal property owned by, in the possession of, or used by Seller in connection with the business sold pursuant to this Agreement. The Equipment listed in SCHEDULE 1.2 constitutes all tangible personal property necessary for the conduct by Seller of the business as now conducted.


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                  No Equipment used by Seller in connection with its business to be sold pursuant to this agreement is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

                  6.8 Trade Names, Trademarks and Copyrights. Except as set forth in SCHEDULE 6.8, Seller does not use any trademark, service mark, trade name or copyright in its business to be sold pursuant to this Agreement, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person (other than Seller) owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the performance of any of the Contracts.

                  6.9 Title to Assets. Seller has good and marketable title to all of the Assets and interests in Assets, whether personal, tangible, and intangible, which constitute all the Assets and interests in assets that are used in the business of Seller to be sold pursuant to this Agreement. All the Assets are free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, (i) the lien of current taxes not yet due and payable; and (ii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of the Assets, nor materially impair business operations. All tangible personal property of Seller is in good operating condition and repair, ordinary wear and tear excepted. Except as set forth on the appropriate SCHEDULE listing such Assets, neither any officer, nor any director or employee of Seller, nor any spouse, child or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the personal property owned by or leased to Seller or any copyrights, patents, trademarks, trade names or trade secrets licensed by Seller for use in the business to be sold pursuant to this Agreement. Seller does not occupy any real property in violation of any law, regulation or decree.

                 6.10 Customers and Sales. SCHEDULE 1.1 to this Agreement is a correct and current list of all customers of Seller for the business to be sold pursuant to this Agreement. Seller has no information and is not aware of any facts indicating that any of these customers intend to cease doing business with Seller or materially alter the amount of the business that they are presently doing with Seller.

                 6.11 Insurance Policies. SCHEDULE 6.11 to this Agreement is a description of all insurance policies held by Seller concerning the Assets. All


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these  policies are in the  respective  principal  amounts set forth in SCHEDULE
6.11, Seller has maintained and now maintains (i) insurance on all the Assets of a type customarily insured, covering property damage and loss of income by fire
or  other  casualty,   and  (ii)  adequate  insurance   protection  against  all
liabilities, claims, and risks against which it is customary to insure.

                 6.12 Other Contracts. Except as set forth in SCHEDULE 1.2, the Assets are not bound by any distributor's or manufacturer's representative or agency agreement, any agreement not entered into in the ordinary course of business, any indenture, mortgage, deed of trust, lease or any agreement that is unusual in nature, duration or amount. The performance by Buyer of any of the agreements described on SCHEDULE 1.1 will not result in Buyer becoming bound or liable under any distributor's or manufacturer's representative or agency agreement. All contracts which will be assigned to or assumed by Buyer under this Agreement are valid and binding upon the parties thereto. There is no default or event that with notice or lapse of time, or both, would constitute a default by any party to any of the agreements listed in SCHEDULE 1.1. Seller has not received notice that any party to any of the agreements listed in SCHEDULE
1.1 intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Seller is not a party to, nor is Seller or the Assets bound by, any agreement that is materially adverse to the business, property, or financial condition of Seller.

                 6.13 Compliance with Laws. Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable environmental, health, building, zoning or other law, ordinance or regulation) affecting the Assets or the operation of its business to be sold pursuant to this Agreement.

                 6.14 Litigation. Except as set forth in SCHEDULE 6.14, there is no suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending, or to the best knowledge of Selling Parties, threatened, against or affecting Seller, or any of its business, assets or financial condition. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Seller is not presently engaged in any legal action to recover moneys due to it or damages sustained by it.

                 6.15 Assets  Sufficient  for Conduct of  Business.   The Assets
constitute all of the assets required for Buyer to conduct the business of Seller as it is presently conducted.

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                 6.16 Agreement will Not Cause Breach or Violation.  Neither the entry into this Agreement nor the consummation of the transactions contemplated hereby will result in or constitute any of the following: (i) a breach of any term or provision of this Agreement; (ii) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Seller or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which Seller or the Assets are bound; (iii) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of one or more of Selling Parties; (iv) the creation or imposition of any lien, charge or encumbrance on any of the Assets; or (v) the
violation  of  any  law,  regulation,   ordinance,  judgment,  order  or  decree
applicable to or affecting Seller or the Assets.

                 6.17 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons other than Selling Parties are necessary in connection with it. The execution and delivery of this Agreement by Seller have been duly authorized by all necessary corporate action of Seller (including any necessary action by Seller's security holders), and this Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                 6.18 Interest in Customers, Suppliers and Competitors. Neither the Selling Parties, nor any officer, director or employee of any of the Selling Parties, nor any spouse or child of any of them has any direct or indirect interest in any competitor, supplier or customer of Seller or in any person with whom Seller is doing business in the business to be sold pursuant to this Agreement.

                 6.19 Corporate Documents. Seller has furnished to Buyer for its examination (i) copies of the Articles of Incorporation and Bylaws of Seller and (ii) the minute books of Seller containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and board of directors of Seller to consummate the transaction described in this business.

                 6.20 Documents Delivered. Each copy or original of any agreement, contract or other instrument which is identified in any exhibit delivered by Selling Parties or their counsel to Buyer (or its counsel or representatives), whether before or after the execution hereof, is in fact what it is purported to be by Selling Parties and has not been amended, canceled or otherwise modified.

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                 6.21 Full  Disclosure.    None  of   the   representations  and
warranties made by Selling Parties or made in any letter, certificate or memorandum furnished or to be furnished by Selling Parties, or on their behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would make the statements made misleading. There is no fact known to Selling Parties which materially adversely affects, or in the future may (so far as Seller can now reasonably foresee) materially adversely affect the condition, Assets, liabilities, business operations or
prospects  of  Seller  that  has  not  been  set  forth  herein  or   heretofore
communicated to Buyer in writing pursuant hereto.



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ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER.
            ---------------------------------------------------

         Chequemate and Buyer jointly and severally represent and warrant to the Seller and the Shareholders as follows:

                  7.1 Organization and Qualification. Chequemate is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. All subsidiaries of Chequemate are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Chequemate has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. Chequemate is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.

                  7.2 Capitalization; Subsidiaries. The authorized capital stock of Chequemate consists of 500,000,000 shares of Chequemate's Common Stock. As of September 30, 1998, 17,310,792 shares of Chequemate's Common Stock were issued and outstanding. All issued and outstanding shares of capital stock of Chequemate are validly issued, fully paid, non-assessable and free of preemptive rights.

                  7.3 Authority Relative to this Agreement. Chequemate has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Chequemate, and no other corporate proceedings on the part of Chequemate are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Chequemate and, assuming this Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of Chequemate, enforceable against Chequemate in accordance with its terms.

                  7.4 SEC  Reports.  Since  January 1, 1998,  to the best of its knowledge Chequemate has filed all required forms, reports and documents ("Chequemate SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Chequemate SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Each of the consolidated balance sheets in or incorporated by reference into the Chequemate SEC Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Chequemate SEC Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein; and independent certified public accountants for Chequemate have rendered or will render an unqualified opinion with respect to each audited financial statement included in the Chequemate SEC Reports. The consolidated financial statements included in the Chequemate SEC Reports are hereinafter sometimes collectively referred to as the "Chequemate Financial Statements."

                  7.5 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Chequemate nor the consummation of the transactions contemplated hereby nor compliance by Chequemate with any of the provisions hereof will conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Chequemate or any Subsidiary, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except pursuant to the Securities Act and the Exchange Act, such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or result in a default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which Chequemate is a party or by which Chequemate, any of its Subsidiaries or any of their respective assets may be bound, result in the creation or imposition of any lien, charge or other encumbrance on the assets of Chequemate or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Chequemate or any of its respective assets.

                  7.6 Litigation, etc. Except as disclosed in the Chequemate SEC Reports, there is no action, claim, or proceeding pending or, to the knowledge of Chequemate, threatened, to which Chequemate is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen in the future would have, a material adverse effect on Chequemate and since December 31, 1997, there have been no claims made or actions or proceedings brought against any officer or director of Chequemate arising out of or pertaining to any action or omission within the scope of his employment or position with Chequemate, which claim, action or proceeding would involve a material adverse effect on Chequemate taken as a whole. All material litigation and other material administrative, judicial or quasi-judicial proceedings to which Chequemate is a party or to which it has been threatened to be made a party, are described in the Chequemate SEC Reports.

                  7.7 Compliance with Law and Permits. Chequemate has owned and operated its properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto. All necessary governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by Chequemate of their respective properties and assets have been obtained and no violation exists in respect of such licenses, permits or authorizations. None of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of Chequemate contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

                  7.8 Chequemate Common Stock. The shares to be issued by Chequemate pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of the this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Chequemate will have any preemptive rights or dissenter's right with respect thereto.

ARTICLE 8.  SELLING PARTIES' OBLIGATIONS BEFORE CLOSING.
            --------------------------------------------

                  Selling Parties covenant that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until the Closing:

                  8.1 Buyer's Access to Premises and Information. Buyer and its counsel, accountants and other representatives shall be entitled to have full access during normal business hours to all Seller's properties, books, accounts, records, contracts and documents of or relating to the Assets. Selling Parties shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances and properties of Seller that may reasonably be requested.

                  8.2 Conduct of Business in Normal Course. Seller shall carry on its business and activities diligently and in substantially the same manner as it previously has been carried on, and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Seller as of the date of this Agreement.

                  8.3 Preservation of Business Relationships. Seller shall use its best efforts, without making any commitments on behalf of Buyer, to preserve its business organization intact, to keep available to Seller its present employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

                  8.4 Maintenance of Insurance. Seller shall continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties which, at the date of this Agreement, Seller carries on any of the Assets or in respect of its operations shall be increased by such amount or amounts as Buyer shall specify. Seller shall cause Buyer to be named as an additional insured on each existing insurance policy carried by Seller.

                  8.5 New Transactions. Seller shall not do, or agree to do without the prior written consent of the Buyer, any of the following acts:

                  (a) enter into any contract, commitment or transaction not in the usual and ordinary course of its business; or

                  (b) enter into any contract, commitment or transaction in the usual and ordinary course of business involving an amount exceeding $100,000.00, individually, or $100,000.00 in the aggregate; or

                  (c) make any capital expenditures in excess of $50,000.00 for any single item or $100,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $50,000.00; or

                  (d) sell or dispose of any capital assets with a net book value in excess of $ 50,000.00 individually, or $100,000.00 in the aggregate.

                  8.7 Existing  Agreements.   Seller  shall not  modify,  amend,
cancel or terminate any of its existing contracts or agreements, or agree to do any of those acts.

                  8.8 Consent of Others. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Seller shall obtain the written consent of the persons described in SCHEDULE 1.1 to this Agreement and will furnish to Buyer executed copies of these consents to the assignment of the Contracts.

                  8.9 Representations and Warranties True at Closing. Selling Parties shall use their best efforts to assure that all representations and warranties of Selling Parties set forth in this Agreement and in any written statements delivered to Buyer by Selling Parties under this Agreement will also be true and correct as of the Closing Date as if made on that date and that all conditions precedent to Closing shall have been met.

                 8.10 Sales and Use Tax on Prior Sales. Seller agrees to furnish to Buyer a clearance certificate from the appropriate agencies and any related certificates that Buyer may reasonably request as evidence that all sales and use and other tax liabilities of Seller (other than income tax liabilities) accruing before the Closing Date have been fully satisfied or provided for.

                 8.11 Statutory Filings. Seller shall cooperate fully with Buyer in preparing and filing all information and documents deemed necessary or desirable by Buyer under any statutes or governmental rules or regulations pertaining to the transactions contemplated by this Agreement.

ARTICLE 9.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE
            -------------------------------------------
                  The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Article 9. Buyer may waive any or all of these conditions in accordance with Section 14.2 hereof; provided however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Selling Parties shall be in default of any of its representations, warranties or covenants under this Agreement.

                  9.1 Accuracy of Selling Parties' Representations and Warranties. All representations and warranties by Selling Parties in this Agreement or in any written statement that shall be delivered to Buyer by Selling Parties under this Agreement shall be true on and as of the Closing Date as though made at that time.

                  9.2 Absence of Liens. At or prior to the Closing, Buyer shall have received UCC search reports dated as of a date not more than five days before the Closing Date issued by the Secretaries of State for Arizona, Nevada, California and New Mexico indicating that there are no filings under the Uniform Commercial Code on file with such Secretary of State which name Coast Communications Inc., Alpha Broadcasting Communications, Ernest McKay or Paul LaBarre as debtor or otherwise indicating any lien on the Assets, except for the liens otherwise disclosed in the Schedules hereto.

                  9.3 Selling Parties' Performance. Selling Parties shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Selling Parties on or before the Closing Date.

                  9.4 Certification by Seller. Buyer shall have received a certificate, dated the Closing Date, signed and verified by Seller's president or vice president and its treasurer or assistant treasurer, certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in Sections 9.1 and 9.3 have been fulfilled.

                  9.5 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

                  9.6 Corporate Approval. The execution and delivery of this Agreement by Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified by the secretary of Seller.

                  9.7 Corporation Tax Clearance. Buyer shall have received a Certificate of Good Standing for Seller as of a date not more than 3 days before the Closing Date and a Letter of Account Status for Seller as of a date not more than 3 days before the Closing Date certifying that all sales taxes or other taxes of the Seller have been paid. Such documents are to be issued by the states of Arizona, California, Nevada and New Mexico.

                  9.8 Certificate Regarding Employment Tax Obligations. Buyer shall have received a Certificate of the President and Secretary of the Seller stating that, as of the Closing Date, no contributions, interest, or penalties are unpaid by Seller with regard to any payroll taxes, or unemployment or workers' compensation contributions for periods prior to October 1, 1998.

                  9.9 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer.

                 9.10 Approval of Documentation. The form and substance of all certificates, instruments and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

                 9.11 Condition of Assets. The Assets shall not have been materially or adversely affected in any way as a result of any fire, accident, storm, or other casualty or labor or civil disturbance or act of God or the public enemy.

                 9.12 Resale Certificate. Buyer shall have received from Seller a sales tax resale certificate or other comparable document, as appropriate, reasonably satisfactory to Buyer, with respect to the Assets being purchased by Seller for resale.

                 9.13 Valuation  of  Assets.    Buyer  shall have  accepted  the
valuation of the Assets, as set forth on the schedules attached hereto (as adjusted as of the Closing Date).

                 9.14 Completion of Due Diligence. All due diligence reasonably required by the Buyer has been completed, and the results of such due diligence are satisfactory to the Buyer in its sole discretion and judgement with regard to all aspects of the transaction, including by not limited to matters relating to the Assets, or the intellectual property or financial prospects of the business to be sold pursuant to this Agreement.

                 9.15 Compliance  with  Bulk  Sales  Laws.    The  parties  have
complied with all applicable Bulk Sales Laws or similar provisions.

ARTICLE 10.  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
             --------------------------------------------

                  The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions:

                 10.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

                 10.2 Buyer's Performance. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

                 10.3 Buyer's Corporate Approval. Buyer shall have received corporate authorization and approval for the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.

ARTICLE 11.  EMPLOYEE PLANS
             --------------

         Buyer is not assuming any obligations of Seller relating to any Employee Plan as defined herein, and Selling Parties represent that the Seller has no Employee Plan in effect or to which the Seller is subject. For purposes of this Agreement, the term "Employee Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements including, without limitation, any pension plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA, whether or not funded, covering any employee or to which Seller is a party or bound or makes or has made any contribution or by which Seller may have any liability to any employee (including any such plan formerly maintained by or in connection with which Seller may have any liability to any employee, and any such plan which is a multi employer plan as defined in Section 3(37) (A) of ERISA).

ARTICLE 12.  SELLING PARTIES' OBLIGATIONS AFTER THE CLOSING
             ----------------------------------------------

                 12.1 Preservation of Goodwill. Following the Closing, Selling Parties will restrict their activities so that Buyer's reasonable expectations with respect to the goodwill, business reputation, employee relations and prospects connected with the Assets will not be materially impaired. In furtherance, but not in limitation of, this general obligation, Selling Parties agree that, for a period of the longer of (a) three (3) years following the Closing Date; (b) as long as any of the Warrants referred to in paragraph 2.1 are outstanding; or (c) as long as Buyer or its heirs, assigns or successors in interest carry on a like business in the countries or areas specified:

         (a) Selling Parties will not compete with the Buyer or engage in any activity which is substantially the same as, or represents an outgrowth of, any business or activity presently conducted by Seller if such business or activity extends to the states of Arizona, California, Nevada, New Mexico or of any counties of such states and/or any other county in which Seller has heretofore engaged in business or otherwise established its goodwill, business reputation, or any customer relations. For the purposes of this Agreement, the term "compete" shall mean (i) calling on, soliciting or taking away, as a client or customer, or attempting to call on, solicit or take away as a client or customer any individual, partnership, corporation or association that was a client or customer of the Seller; or (ii) entering into or attempting to enter into any business or substantially similar business to or competing in any way with the business of the Buyer, either alone or with any individual, partnership, corporation or association; or (iii) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of an entity or enterprise which is competing with the business of the Buyer; or (iv) participating in any such competing entity or enterprise as an owner, partner, limited partner, joint venturer, creditor or stockholder.

                  The parties intend that the covenant contained in the preceding portion of this Section shall be construed as a series of separate covenants, one for each state county. Each separate covenant shall be deemed identical in terms to the covenant contained in this Section. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  (b) Selling Parties will not disclose to any person or use for their own benefit any price lists, pricing data, customer lists, or similar matters possessed by them relating to the Assets or the business transferred to Buyer unless they first clearly demonstrate to Buyer that such matters are at, the time of the proposed disclosure or use, of common knowledge within the trade.

                 12.2 Change of Name.    Selling  Parties  agree  that after the
Closing Date they shall not use or employ in any manner directly or indirectly the name "Alpha Broadcasting Communications," or any variation thereof.

                 12.3 Selling Parties' Indemnities. Selling Parties shall indemnify, defend and hold harmless Chequemate and its officers, directors, and agents against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Chequemate or the Buyer, or their officers, directors, or agents shall incur or suffer, which arise, result from or relate to any breach of, or failure by Selling Parties to perform, any of their representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Selling Parties under this Agreement. Notwithstanding any other provision of this Agreement, Selling Parties shall not be liable to Chequemate, or the Buyer, or their officers, directors, or agents on any warranty, representation or covenant made by Selling Parties in this Agreement, regarding any single claim, loss, expense, obligation or other liability that does not exceed $10,000; provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations and liabilities not exceeding $10,000 each reaches $10,000, Selling Parties shall thereafter be liable in full for all such breaches and indemnities, and regarding all those claims, losses, expenses, obligations, and liabilities.

                 12.4 Access to Records.   From and after the  Closing,  Selling
Parties shall allow Buyer, and its counsel, accountants and other representatives, such access to records which after the Closing are in the custody or control of Selling Parties as Buyer reasonably requires in order to comply with its obligations under the law or under contracts assumed by Buyer pursuant to this Agreement.

                 12.5 Nonsolicitation of Employees. None of the Selling Parties shall, prior to the third anniversary of the Closing solicit any employee of Buyer to leave such employment if such employee was at any time between the date hereof and the Closing an employee of Seller.

ARTICLE 13.  COSTS
             -----
                 13.1 Finder's or Broker's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

                 13.2 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

ARTICLE 14.  SECURITIES ASPECTS OF AGREEMENT
             -------------------------------

                 14.1 All parties to this Agreement mutually understand, agree and covenant that any referenced sale or other disposition of any security under this Agreement shall be controlled and governed by this section. Specifically should there arise any conflict of application or interpretation under this section and any other provision or section of this Agreement, this section shall be given primary definition and control. The term "securities" for the purposes of this Agreement shall mean and include all shares of Chequemate, and any warrants to acquire those shares as well as any other instrument or obligation customary or commonly described as a security. Each of the following terms and conditions of the issuance and distribution of the securities shall be fully applicable unless otherwise specifically waved or treated in the following paragraphs.

                 14.2 Each   security  issued  pursuant  to  the  terms  of this
Agreement shall be a "restricted" security unless otherwise specifically referenced as being issued pursuant to a registration or offering.

                 14.3 Each Selling Party understands and agrees that a restricted security for the purposes of this Agreement is one which is issued without meeting registration requirements under both federal and state law within the United States. Each party to this Agreement further agrees and acknowledges that the nature of restricted security is that it is not freely tradeable. That is, the holder of such security cannot immediately market or further distribute such security in the open market, or through private transactions without the express written consent of the issuer, primarily Chequemate under the terms of this Agreement.

                 14.4 Each Selling Party fully acknowledges and understands that the resale of a restricted security will normally require substantial holding periods unless subsequently subject to an intervening registration under applicable federal and state securities laws. Each Selling Party acquiring restricted stock under this Agreement further acknowledges and agrees that the principal, though not exclusive, means by which restricted securities are resold under United States law and conforming state laws and regulations is Securities and Exchange Commission ("SEC") Rule 144, which essentially requires a holding period of one year before the stock can be resold or any interest therein further sold or assigned. In general terms, Rule 144 would require that there be current public information about the Company before the provisions of the Rule could be relied upon for subsequent resales, that the aforementioned holding period had been met, that the sales occurred through independent arms-length and unsolicited brokerage transactions, that certain volume limitations on the number of shares sold in each three month period be observed, and that a report of sales will be filed with the SEC. Each Selling Party understands that the foregoing constitutes only a general description of Rule 144 and that such person is or has the means to become familiar with all of the specific provisions and terms of Rule 144 through his independent legal advisors. Each of the Selling Parties further acknowledges and agrees that while Rule 144 is not exclusive, that it is anticipated and intended that it would be the primary means by which securities acquired under this Agreement could be resold absent the specific registration provisions of this Agreement.

                 14.5 Each Selling Party further acknowledges and agrees that, except as specifically provided by the terms of this Agreement, none of the corporate parties will have any obligation to register securities issued, and have no present intention to register such securities other than is specifically provided for by this Agreement. Each person under this Agreement acquiring securities further understands and agrees that individual registration of securities, absent registration by the issuer, is usually not practical and should not be relied upon as a means for resales or other distributions of securities acquired under this Agreement.

                 14.6 Any entity acquiring securities pursuant to this Agreement with the intent to divide such securities among its principal shareholders as part of the acquisition process, will be responsible for obtaining the knowledgeable consent and agreement of such actual shareholder to the terms of this Agreement, specifically referencing this paragraph.

                 14.7 Each Selling Party fully understands and agrees that should such person be deemed to be in a "control" position as to Chequemate incident to the completion of this Agreement, that such person must comply with the volume limitations of Rule 144 to complete sales of his or her securities acquired, except for securities which have been otherwise registered pursuant to this Agreement. A control person has been defined by the SEC, and by most states securities regulatory agencies, as a person who has the capacity to exercise control over the issuing company. While no precise mathematical formulation of a control person is applicable to all situations, the following are generally presumed to be control people:

   (i) a person holding 10% or more of the shares of the issuing company;

   (ii)     any  principal  officer or any  director  of the issuing company.


                 14.8 Seller represents that it is acquiring the Shares for its own account, for investment and not with a view to the distribution or resale thereof. The Selling Parties further represent that their financial and other circumstances are such that they have adequate means of providing for their current and anticipated future needs without having to sell or otherwise dispose of the Shares, and that the Selling Parties are able to bear the economic risks of this investment and consequently are able to hold the Shares for an indefinite period of time and to sustain the loss of their entire investment in the Shares, in the event such a loss should occur.

                 14.9 Seller acknowledges and represents that, due to its knowledge and experience in financial and business matters, its investment experience generally and its experience with investments similar to the Shares in particular, Seller, either alone or together with its advisors, if any, is able to understand and evaluate the nature and merits of, and the risks involved in, its proposed investment in the Shares. Seller, either alone or together with its advisors, if any, has the capacity to protect its own interests in connection with this transaction.

                14.10 Seller acknowledges that the Buyer and Chequemate have furnished or made available to Seller all financial and other data relating to Chequemate, required by Seller to enable it to make an informed decision concerning its approval of this transaction and its resulting acquisition of the Shares. In particular, Seller acknowledges that it has received and reviewed the financial statements of Chequemate for the past two years and complete copies of all of the Chequemate SEC Reports for such period. Seller acknowledges that it has been informed that Chequemate has not previously conducted business except as disclosed in the Chequemate SEC Reports. Seller represents and acknowledges that it and its principals have been engaged in the business of providing pay-per-view and cable services in the hotel/lodging industry, which is intended area of business for which the Assets are being acquired by the Buyer. In this regard, Seller has been acquainted with the Chief Executive Officer of Chequemate. Seller further represents and acknowledges that it has had full opportunity to obtain additional information from Chequemate to verify the accuracy of the information supplied by it and to evaluate the merits of its investment decision, including, without limitation, full opportunity to ask questions of and receive satisfactory answers and other information from Chequemate, its officers, directors and other persons acting on its behalf, and all such questions have been answered, and such other information supplied, to Seller's full satisfaction. Seller is aware of, and has thoroughly evaluated, to its own satisfaction, the high degree of risk associated with investing in Chequemate, including but not limited to, the specific risks associated with Chequemate's business and the risks associated with the ownership of common stock.

                14.11 Seller hereby represents and warrants to Chequemate that Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Seller further represents and warrants that it is a corporation, and that each of the equity owners of Seller are "accredited investors" by reason of the fact that each of the equity owners meets one or both of the following criteria:

                           (i) The owner is a natural person whose individual net worth, or joint net worth with owner's spouse, at the time of this agreement, exceeds $1,000,000; or

                           (ii) The owner is a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with owner's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

ARTICLE 15.  FORM OF AGREEMENT
             -----------------

                 15.1 Headings.    The  subject  headings  of the  Articles  and
Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                 15.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                 15.3 Counterparts.       This   Agreement   may   be   executed
simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 16.  PARTIES
             -------

                 16.1 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation or action over against any party to this Agreement.

                 16.2 Assignment.   This Agreement shall be binding on and shall
inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.

ARTICLE 17.  REMEDIES
             --------

                 17.1 Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding so brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                 17.2 Conditions Permitting Termination. Subject to the provisions of Article 3 relating to the postponement of the Closing Date, either party may on or prior to the Closing Date terminate this Agreement by written notice to the other, without liability to the other, if any bona fide action or proceeding shall be pending against either party on the Closing Date that could result in an unfavorable judgment, decree or order that would prevent or make unlawful the carrying out of this Agreement.

                 17.3 Defaults Permitting Termination. If either Buyer or Seller materially defaults in the due and timely performance of any of its warranties, covenants, or agreements under this Agreement, the non-defaulting party or parties may on the Closing Date give notice of termination of this Agreement, in the manner provided in Article 17. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective five days after the Closing Date, unless the specified default or defaults have been cured on or before this effective date for termination.

ARTICLE 18.  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
             -----------------------------------------------------

         All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

ARTICLE 19.  NOTICES
             -------
         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Seller:                                              Coast Communications, Inc.



         with copy to:




Shareholders:                Ernest McKay
                             2263 East Huber Street
                             Mesa, Arizona 85213

                             Paul LaBarre
                             1112 West Farmdale Ave.
                             Mesa, Arizona 85110

         with copy to:




Buyer:                       Chequemate International, Inc.
                             57 West 200 South, Suite 350
                             Salt Lake City, Utah 84101

         with copy to:       Bruce L. Dibb
                             311 South State$Street
                             Sumte 380
                             Salt Lake City, Utah 84111

Any party ma} change its address for purposes of$this Article by giving$the otler parties written notige of the new address in$the manner set forth above.

ARTMCLE 20.  GOVERNMNG LAW
             -------------

                  This Agreement$ shall fe construed in $accordance with, and governed by the$laws of$the State of Utah.

AVTICLE 25.  MISCELLANEOUW
             -------------

                 21.1 Announcements. $None of$ Selling Parties will make any announcements to the public or to employees of Seller concerning this Agreement or the transactions contemplated hereby without the prior approval of Buyer, which will not be unreasonably withheld. Notwithstanding any failure of Buyer to approve it, Selling Parties may make an announcement of substantially the same information as theretofore announced to the public by Buyer or any announcement required by applicable law, but Selling Parties shall in either case notify Buyer of the contents thereof reasonably promptly in advance of its issuance.

                 21.2 References.    Unless otherwise  specified,  references to
Sections or Articles are to Sections or Articles in this Agreement.

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

CHEQUEMATE INTERNATIONAL, INC.,        CHEQUEMATE TECHNOLOGIES,
a Utah corporation                     INC., a Utah corporation

By /s/ Michael Heil                    By /s/ Michael Heil
   -------------------------             --------------------------
   Michael Heil                           Michael Heil
   Its: C.E.O.                            Its: C.E.O.

SELLER

COAST COMMUNICATIONS, INC.,
a Nevada corporation

By        /s/ Paul D.H. LaBarre
          Paul D.H. LaBarre


SHAREHOLDERS

           /s/ Ernest McKay
           ERNEST MCKAY

         /s/ Paul D. H. LaBarre
         PAUL LABARRE